Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-104458 and 333-01649 of West Coast Bancorp on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of the West Coast Bancorp 401(k) Plan for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Portland, Oregon
June 28, 2007

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